Exhibit 3.1

Form 540 Prescribed by:
Toll Free: (877) SOS-FILE (877-767-3453) | Central Ohio: (614) 466-3910 www.OhioSecretaryofState.gov | Busserv@OhioSecretaryofState.gov File online or for more information: www.OHBusinessCentral.com

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation     KEYCORP

Charter Number             276604

Check one box below and provide information as required:

☐

The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐

The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B)

(In this space insert the number 1 through 10 to provide basis for adoption.)

☒	The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71.

☐	The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540	Page 1 of 2

If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged.

Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State:	1,425,000,000

With the submission of this amendment, NEW total number of shares:	2,125,000,000

A copy of the resolution of amendment is attached to this document.

Note: if amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

/s/ Craig T. Beazer
Required	Signature
Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).
By (if applicable)

Craig T. Beazer, Assistant Secretary
If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box.	Print Name

Signature

If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box.

By (if applicable)

Print Name

Form 540	Page 2 of 2

ATTACHMENT TO CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF KEYCORP

Craig T. Beazer, Assistant Secretary of KeyCorp, an Ohio corporation (the “Corporation”), hereby certifies that the following amendment to the Second Amended and Restated Articles of Incorporation (the “Articles”) of KeyCorp was approved and adopted at a meeting of the shareholders of the Corporation duly called and held on May 23, 2019, at which a quorum was present and acting throughout, by the affirmative vote of the holders of common shares entitled to exercise a majority of the voting power of the Corporation:

Article IV of the Articles is hereby amended to increase the number of authorized common shares from 1,400,000,000 to 2,100,000,000, such that the first paragraph of Article IV of the Articles reads as follows:

The authorized number of shares of the Corporation is 2,125,000,000, of which 25,000,000 shall be shares of preferred stock, with a par value of $1 each, as described in Part A of this Article IV (hereinafter called “Preferred Stock”), and 2,100,000,000 shall be common shares, with a par value of $1 each, as described in Part B of this Article IV (hereinafter called “Common Shares”).